Exhibit 10.5

GENERAL RELEASE AGREEMENT

This GENERAL RELEASE AGREEMENT (this “Agreement”), dated as of this ___ day of May 2007, is entered into by and among Modigene Inc., formerly known as LDG, Inc., a Nevada corporation (“Seller”), Sandra Conklin (“Conklin”), Seamus Duerr (“Duerr”) and Sambrick Communications, Inc. (“Sambrick”) (each of Conklin, Duerr and Sambrick are sometimes referred to as a “Buyer” and collectively as the “Buyers”)), Liaison Design Group, LLC, a North Carolina limited liability company (“LLC”), and Modigene Inc., a Delaware corporation (“Modigene”). In consideration of the mutual benefits to be derived from this Agreement, the covenants and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties hereto hereby agree as follows:

1. Split-Off Agreement. This Agreement is executed and delivered by LLC pursuant to the requirements of Section 7.3 of that certain Split-Off Agreement (the “Split-Off Agreement”) by and among Seller, LLC, Buyers and Modigene, as a condition to the closing of the purchase and sale transaction contemplated thereby (the “Transaction”).

2. Release and Waiver by LLC. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, LLC, on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases Seller and Modigene, along with their respective present and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Seller Released Parties”), of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which LLC has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by LLC arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur at or prior to the closing of the Transaction.

3. Release and Waiver by Buyers. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, each Buyer hereby covenants not to sue and fully, finally and forever completely releases the Seller Released Parties of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which Buyer has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Buyer arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur at or prior to the closing of the Transaction.

4. Additional Covenants and Agreements.

(a)  Each of LLC and each Buyer, on the one hand, and Seller and Modigene, on the other hand, waives and releases the other from any claims that this Agreement was procured by fraud or signed under duress or coercion so as to make this Agreement not binding.

(b)  Each of the parties hereto acknowledges and agrees that the releases set forth herein do not include any claims the other party hereto may have against such party for such party’s failure to comply with or breach of any provision in this Agreement or the Split-Off Agreement.

(c)  Notwithstanding anything contained herein to the contrary, this Agreement shall not release or waive, or in any manner affect or void, any party’s rights and obligations under the following:

(i)  the Split-Off Agreement; and

(ii)  the Agreement of Merger and Plan of Reorganization among Seller, Modigene, and Modigene Acquisition Corp, a Delaware corporation and wholly owned subsidiary of Seller.

5. Modification. This Agreement cannot be modified orally and can only be modified through a written document signed by both parties.

6. Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision that was determined to be void, illegal or unenforceable had not been contained herein.

7. Expenses. The parties hereto agree that each party shall pay its respective costs, including attorneys’ fees, if any, associated with this Agreement.

8. Entire Agreement. This Agreement constitutes the entire understanding and agreement of Seller, Modigene, Buyers and LLC, and supersedes prior understandings and agreements, if any, among or between Seller, Modigene, Buyers and LLC, with respect to the subject matter of this Agreement, other than as specifically referenced herein. This Agreement does not, however, operate to supersede or extinguish any confidentiality, non-solicitation, non-disclosure or non-competition obligations owed by LLC to Seller under any prior agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

PUBCO: MODIGENE INC. (f/k/a LDG, Inc.)

By:
Name: Peter L. Coker
Title: President

LLC: LIAISON DESIGN GROUP, LLC

By:
Name: Sandra Conklin
Title Managing Director

SELLERS:

Sandra Conklin

Seamus Duerr

SAMBRICK COMMUNICATIONS, INC.

By:
Name: Frank Sambrick
Title: President

MODIGENE: MODIGENE INC.

By:
Name: Shai Novik
Title: President